Rockefeller Municipal Opportunities Fund (the “Fund”)

Supplement dated May 16, 2025 to
the Prospectus and Statement of Additional Information
dated November 29, 2024

Effective June 30, 2025, the mailing address for the Fund has changed. Going forward, please send written requests to obtain Fund documentation, or to purchase, redeem, or exchange shares of the Fund to:

Regular Mail:
Rockefeller Municipal Opportunities Fund
c/o U.S. Bank Global Fund Services
PO Box 219252
Kansas City, MO 64121-9252

Overnight Delivery:
Rockefeller Municipal Opportunities Fund
c/o U.S. Bank Global Fund Services
801 Pennsylvania Ave, Suite 219252
Kansas City, MO 64105-1307

Please retain this Supplement for reference.